Exhibit 10.11(f)

February 12, 2010

DirecTV, Inc.
2230 East Imperial Highway
El Segundo, CA  90245
Attention:  Toby Berlin

Dear Toby:

Reference is made to that certain Amended And Restated Affiliation And License Agreement For DTH Satellite Exhibition Of Programming between DirecTV, Inc. ("Affiliate") and Playboy Entertainment Group and Spice Hot Entertainment, Inc. ("Programmer") made as of August 1, 2007 as extended by the Letter Agreements dated October 12, 2009, November 13, 2009, December 14, 2009, and January 14, 2010 (the "Agreement").

Except as modified expressly below, all terms of the Agreement are hereby ratified and remain in full force and effect.  All capitalized terms used herein shall have the meanings ascribed to them as set forth in the Agreement.

Affiliate and Programmer hereby agree to extend the Term of the Agreement as set forth in Paragraph 6.(a) through the earlier of the parties entering into a replacement agreement or March 14, 2010.

Very truly yours,

PLAYBOY ENTERTAINMENT GROUP, INC.		SPICE HOT ENTERTAINMENT, INC.

/s/ Gary Rosenson		/s/ Gary Rosenson
By:	Gary Rosenson	By:	Gary Rosenson
Title:	Senior Vice President Affiliate Sales & Marketing	Title:	Senior Vice President Affiliate Sales & Marketing

ACCEPTED AND AGREED:

DIRECTV, INC.

By:	/s/ Toby Berlin
Title:	Toby Berlin
	Vice President, Programming Acquisitions	MSO #7975